Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SUCH SALE, TRANSFER OR ASSIGNMENT IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR SATISFIES THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR IS EFFECTED PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM SUCH REGISTRATION.

                             ROSTOCK VENTURES CORP.

                      UNSECURED CONVERTIBLE PROMISSORY NOTE

$10,000                                                            April 8, 2016

     Rostock Ventures Corp., a Nevada corporation (the "Company"), for value received, promises to pay to the order of Robert Seeley, or its permitted assigns (the "HOLDER"), the principal sum of Ten Thousand Dollars ($10,000) plus simple interest at the rate of ten percent (10.0%) per annum, or such lesser rate of interest as may be required by applicable laws regulating the legal rate of interest, from the date of this Note until fully-paid, or until converted pursuant to Section 5 hereof.

     1. Maturity. This Note shall mature automatically and the entire outstanding principal amount, together with all interest accrued under this Note, shall become due and payable on the date that is one (1) year from the date of issuance ("MATURITY DATE"), unless this Note, before such date, is converted into shares of capital stock of the Company at the election of the Holder pursuant to Section 5 hereof.

     2. Payment of Principal and Interest. Payments of principal and any accrued interest are to be made on or before the Maturity Date. All payments are to be made at the address of Holder set forth under Section 9(h) of this Note or at such other place in the United States as Holder designates to the Company in writing. Interest under this Note shall be computed on the basis of a 360-day year and 30 day month.

     3.  Prepayment.  Subject  to the  Company's  right to convert  pursuant  to
Section 5, this Note may be prepaid in whole or in part at any time, without penalty. Any prepayment shall be first applied against any accrued and unpaid interest and then to reduce the amount of principal due under this Note.

     4. Waiver of Presentment. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

     5. Conversion of Note.

     (a) Conversion into Stock. At the option of the Holder, at any time, the outstanding principal amount of this Note and any accrued interest may be converted, in whole or in part, into fully-paid and non-assessable restricted shares of common stock at the Conversion Price (as defined herein). The number of such shares of common stock that Holder shall be entitled to receive, and shall receive, upon such conversion shall be determined by dividing the amount of principal and interest under this Note being so converted by the Conversion Price (as defined herein). The election of the Holder to convert shall be irrevocable and the date that the Holder elects to convert shall be the "CONVERSION DATE."

     (b) Conversion Price. Subject to adjustment as provided below, the "Conversion Price" shall equal $0.0125 per share.

     (c) Stock Certificates. Upon conversion into common stock, the Company shall issue and deliver to Holder, or to Holder's nominee or nominees, a certificate or certificates representing the number of restricted shares of common stock to which Holder shall be entitled as a result of conversion as provided herein. The certificate shall bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE
      SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND STATE SECURITIES LAWS IS AVAILABLE."

     (d) Adjustment for Stock Splits and Combinations. If the Company, at any time while this Note is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions in shares of its common stock or any other equity or equity equivalent securities payable in shares of common stock, (B) subdivides outstanding shares of common stock into a larger number of shares,
(C) combines (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares, or (D) issues by reclassification of shares of the common stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of common stock outstanding after such event. Any adjustment made pursuant to this section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification.

     6. No Rights as Stockholder. This Note does not entitle Holder to voting rights or any other right as a shareholder of the Company before the conversion hereof.

     7. Loss, Theft or Destruction of Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to the Company, the Company shall make and deliver a new Note that shall carry the same rights to interest (unpaid and to accrue) carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successor hereto) and dated as of such cancellation, in lieu of this Note.

     8. Severability. Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

     9. Miscellaneous.

     (a) No Fractional Units or Scrip. No fractional shares or scrip representing fractional units shall be issued upon the conversion of this Note. In lieu of any fractional shares to which Holder otherwise would be entitled, the Company shall round up to the nearest whole share.

     (b) Governing Law. This Note shall constitute a contract under the laws of the State of Nevada and for all purposes shall be construed in accordance with and governed by the laws of the State of Nevada, without regard to the conflicts of laws provisions thereof.

     (c) Compliance With Usury Laws. The Company and Holder intend to comply with all applicable usury laws. In fulfilling this intention, all agreements between the Company and Holder are expressly limited so that the amount of interest paid or agreed to be paid to Holder for the use, forbearance, or detention of money under this Note shall not exceed the maximum amount permissible under applicable law.

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
     If for any reason payment of any amount required under this Note shall be prohibited by law, then the obligation shall be reduced to the maximum allowable by law. If for any reason Holder receives as interest an amount that would exceed the highest lawful rate, then the amount which would constitute excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest. If any conflict arises between this provision and any provision of any other agreement between the Company and Holder, then this provision shall control.

     (d) Legal Representation. Holder agrees and represents that such party has been represented by such party's own legal counsel with regard to all aspects of this Note, or if such party is acting without legal counsel, that such party has had adequate opportunity and has been encouraged to seek the advice of such party's own legal counsel prior to the execution of this Agreement.

     (e) Jurisdiction. Any action whatsoever brought upon or relating to this Note shall be instituted and prosecuted in the state courts located in Clark County, Nevada, or the federal district court therefore, and each party waives the right to change the venue. The parties hereto further consent to accept service of process in any such action or proceeding by certified mail, return receipt requested.

     (f) Restrictions. Holder acknowledges that all shares of common stock acquired upon the conversion of this Note shall be subject to restrictions on resale imposed by state and federal securities laws.

     (g) Assignment. Subject to restrictions on resale imposed by state and federal securities laws, Holder may assign this Note or any of the rights, interests or obligations hereunder, by operation of law or otherwise, in whole or in part, to any person or entity so long as such assignee agrees to be bound by the terms and conditions of the Agreement (including the representations and warranties of the Holder therein). Effective upon any such assignment, the person or entity to whom such rights, interests and obligations are assigned shall have and exercise all of Holder's rights, interests and obligations hereunder as if such person or entity were the original Holder of this Note.




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
     (h) Notices. Any notice, request or other communication required or permitted hereunder shall be given upon personal delivery, overnight courier or upon the fifth (5th) day following mailing by registered mail (or certified first class mail if both the addresser and addressee are located in the United States), postage prepaid and addressed to the parties hereto as follows:

     To the Company:        Rostock Ventures Corp.
                            2360 Corporate Circle, Suite 4000
                            Henderson, NV 89074-7722
                            Attention:  Gregory Rotelli

     To Holder:
                            -------------------------------------

                            -------------------------------------

     IN WITNESS WHEREOF, Rostock Ventures Corp. has caused this Unsecured Convertible Promissory Note to be executed by its officer thereunto duly authorized.

                                 THE "COMPANY"

                                 ROSTOCK VENTURES CORP.
                                 a Nevada corporation


                                 -------------------------------------
                                 By:  Gregory Rotelli
                                 Its: Chief Executive Officer

Accepted and Agreed to:          ROBERT SEELEY


                                 -------------------------------------
                                 By:
                                    ----------------------------------
                                 Its:
                                     ---------------------------------

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